EXHIBIT 99.2

Product and Segment Revenues

(Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Product Revenues:
Carrier Systems	$100,337	$108,731	$442,664	$427,850
Business Networking	37,346	41,203	156,980	168,871
Loop Access	6,299	9,160	30,363	45,023

Total	$143,982	$159,094	$630,007	$641,744

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$82,544	$88,566	$368,464	$340,560
Optical (included in Carrier Systems)	13,066	14,115	55,374	55,615
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	35,661	40,259	152,223	164,422

Total Core Products	131,271	142,940	576,061	560,597

Percentage of Total Revenue	91%	90%	91%	87%

HDSL (does not include T1) (included in Loop Access)	5,754	8,483	27,829	41,666
Other Products (excluding HDSL)	6,957	7,671	26,117	39,481

Total Legacy Products	12,711	16,154	53,946	81,147

Percentage of Total Revenue	9%	10%	9%	13%

Total	$143,982	$159,094	$630,007	$641,744

Segment Revenues:
Carrier Networks	$115,784	$126,235	$510,373	$500,733
Enterprise Networks	28,198	32,859	119,634	141,011

Total	$143,982	$159,094	$630,007	$641,744

Sales by Geographic Region:
United States	$93,038	$107,177	$381,382	$455,996
International	50,944	51,917	248,625	185,748

Total	$143,982	$159,094	$630,007	$641,744